                                           For Filing Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 33-60827

               PRICING SUPPLEMENT NO. 4 DATED OCTOBER 27, 1997
             (To Prospectus dated February 20, 1996 and Prospectus
                        Supplement dated June 11, 1996)

                       AMERICAN INTERNATIONAL GROUP, INC.

                          MEDIUM-TERM NOTES, SERIES E

                                                    INTEREST RATE
              RANGE OF MATURITIES                     PER ANNUM
              -------------------                   -------------
                    2 years                              6.00%


The Series E Notes to which this Pricing Supplement relates will bear interest at the rate specified above and will be Fixed Rate Notes. Merrill Lynch & Co. has purchased the Notes as principal in this transaction, at a discount of
 .053%, for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by Merrill Lynch & Co.